Exhibit 11.2

INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
Version 7.0

Insider Trading Prevention and

Personal Investment Management Policy

Banco de Chile and Subsidiaries

Global Compliance Division

Document for internal use

Version March 2024

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
Version 7.0

TABLE OF CONTENTS

I.- INTRODUCTION	3

1) PRINCIPLES	3
2) PURPOSE	3
3) REFERENTIAL REGULATORY FRAMEWORK	4
4) ROLES AND RESPONSIBILITIES	5

II. DEFINITIONS	5

III.- GENERAL RULES AND BLACK OUT PERIODS	6

IV.- SPECIAL RULES	11

V.- OBLIGATIONS TO REPORT	12

VI.- GOVERNANCE OF THE DOCUMENT	14

VII.- REFERENCE OF DOCUMENTS	14

VII.- VERSION CONTROL	15

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
Version 7.0

I.- INTRODUCTION

1) PRINCIPLES

Board members, advisors to the Board of Directors, managers, chief executives, and other employees of Banco de Chile and any of its subsidiaries, to the extent that it applies to them according to their business activity and legal status, hereinafter the “Bank”, carry out their functions observing the principles, values, and standards of conduct enshrined in the General Principles of Corporate Governance and the Code of Conduct of the Bank, acting prudently, with dedication and diligently, safeguarding at all times the interests of the Institution, customers and shareholders, ensuring the confidentiality of information, in particular, the insider trading that they possess or to which they have access to, avoiding potential conflicts of interest that arise, and observing at all times the current regulations.

The fulfillment of the obligations contained in this policy is a personal responsibility, and each person covered by it is required to observe it.

2) PURPOSE

It is the responsibility of the Board of Directors of Banco de Chile to approve a policy applicable to the management of insider trading and to the transactions of securities issued by the Bank.

The objective of this “Insider Ttrading and Personal Investments Management Policy” hereinafter the (“Policy”), is to establish the obligations, prohibitions, and behaviors of persons affected by legal requirements and corporate principles and values, including the information obligations prescribed by law.

Likewise, this Policy aims to regulate the administration of insider trading to which the board members, advisors of board members, managers, chief executives, and other workers of the Bank and its subsidiaries have access by reason of their position, function, activity, or relationship.

In addition, this Policy regulates the legal obligations of information, the obligations that must be observed in the face of potential conflicts of interest, and the conditions and limitations of personal investments.

This policy of the Bank contains minimum requirements, so it does not prevent certain subsidiaries, in the light of their business activity, from establishing their own definitions.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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3) REFERENTIAL REGULATORY FRAMEWORK

Law No. 18,045 Securities Market Act [Ley de Mercado de Valores] (“LMV”):

Article 12: Sets out an obligation for the majority shareholders, board members, managers, and chief executives of the Bank to inform the Comisión para el Mercado Financiero [Financial Market Commission] and the stock exchanges of transactions in connection with the purchase or disposal of shares of Banco de Chile.

Article 16: Enshrines the obligation of the Bank to have a “Policy of Acquisition or Disposal of its Securities” and establishes a black-out period mandatory for board members, managers, and chief executives, as well as certain persons associated with them.

Article 17: Establishes the obligation of board members, managers, and chief executives of the Bank to inform the stock exchanges of the country of their holding of securities of Banco de Chile and the business group to which they are part.

Article 18: Enshrines the obligation of board members, managers, and chief executives to inform the Bank of their holding of securities of relevant suppliers, customers, and competitors of the entity.

Article 165: Establishes that any person who, due to their role, position, activity or relationship, possesses insider trading, must keep it confidential and may not use it for their own benefit or that of others, nor acquire or dispose of it, for themselves or for third parties, directly or through other people, the securities about which they have insider trading. Likewise, they must ensure that this does not occur through their employees or trusted third parties. The rule includes the prohibition of canceling or modifying an order relating to these securities, as well as recommend the acquisition or sale of securities on which it has insider trading.

Article 171 (Insider Trading): Establishes the obligation for persons involved in decisions and transactions for the acquisition and disposal of securities for institutional investors and securities intermediaries and those who, by reason of their role or position have access to information on the transactions of these entities, to inform the management of the Bank of any acquisition or disposal of publicly offered securities that they have made.

Rules of the Comisión para el Mercado Financiero [Financial Market Commission] (“CMF” or “Commission”):

Chapter 18-11 of the Restated Regulations for Banks: “Information to the CMF on Insider Trading”.

Norma de Caracter General [General Rule] No. 69 of November 26, 1996: “It instructs securities intermediaries on information, files, and records that they must maintain for compliance with Title XXI of the Securities Market Act.”

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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Norma de Caracter General [General Rule] No. 269 of December 31 2009: “Instructions on how to send and the content of information required by Articles 12 and 20 of the LMV.”

Norma de Caracter General [General Rule] No. 270 of December 31, 2009: “Rules for publication of policies and procedures on the acquisition and disposal of Bank securities and the management and disclosure of information for the market.”

Norma de Caracter General [General Rule] No. 278 of January 19, 2010: “Obligation to have an Information Management Manual”.

Circular No. 1.003 of 21 March 1991, as amended by Circular No. 1340 and 2210 of August 11, 1997 and October 11, 2016, respectively: “It establishes an obligation to submit the payroll of executives.”

Circular No. 1.237 of August 31 1995: “It establishes the form, content, and timeliness of the information required by Article 171 of the LMV.”

4) ROLES AND RESPONSIBILITIES

This Policy is mandatory across the board for the entire organization, especially for areas that are exposed to the management of Insider trading of the Bank and/or its customers.

However, the area responsible for compliance with this Policy is the Global Compliance Division, through the Regulatory Compliance Management (“Gerencia de Cumplimiento Normativo”), which is responsible for carrying out the controls established by both the Policy and the Rules of Administration of Insider trading and Personal Investments. In addition, Regulatory Compliance Management has the responsibility to update this Policy when needed.

II. DEFINITIONS

For all purposes, the words used shall have the meaning expressed in the Manual for the Management of Information of Interest to the Market, in the Code of Conduct, or the internal Circulars of the Bank, except those expressly defined in this Policy:

a)   Areas with access to Insider Trading: They are those that, in the exercise of their functions, normally receive or have access to non-public information and whose knowledge can influence the decisions of an investor, either of the institution itself or of third parties.

(b) Public Information: It is information from the Bank, issuers of securities, or customers that has been made public by formal means.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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(c) Insider Trading: Under the provisions of the Securities Market Law, insider trading is understood to be any information relating to one or more issuers of securities, their businesses, or one or more securities issued by them, not disclosed to the market and whose knowledge, by its nature, can influence the trade of the securities issued. Insider trading shall also mean (i) which the Board of Directors decides to report to the Commission for the Financial Market as classified information, (ii) that which is held in connection with operations of acquisition or disposal to be carried out by an institutional investor in the securities market, and (iii) that which is held in connection with an initial public offering of shares that have been entrusted to securities intermediaries.

d) Conflict of Interests: It is considered that there is a conflict of interest from the moment a decision taken in the performance of the powers of a person is affected or is hampered by a situation of personal advantage or of a third party, outside the interests of the institution and/or its clients.

(e) Personal investments: Any acquisition or disposal of publicly offered securities from local issuers by persons affected by this Policy.

(f) Persons Affected by this Policy: Board members, Board advisors, managers, chief executives, and other workers of Banco de Chile and any of its subsidiary companies. This is without prejudice to the fact that certain obligations or prohibitions apply to certain groups of persons, as indicated in each case.

g) Securities: Securities shall be understood as any transferable instruments, including shares, options to buy and sell shares, bonds, debentures, and in general, any credit or investment instruments that are the subject of a public offer, under the provisions of the Securities Market Act and its complementary regulations.

The obligations and prohibitions applicable to securities of local issuers established in this Policy shall also apply, as appropriate, to securities issued abroad by those local issuers and the securities issued by them abroad that are representative of local securities such as ADRs.

III.- GENERAL RULES AND BLACK-OUT PERIODS

1)	OBLIGATION OF DISCRETION.

Without prejudice to any obligations of discretion or reserve under the law, all Persons Affected by this Policy are obliged to maintain a strict reserve for any confidential information and such insider trading that they have knowledge of, or that they had access to because of their role, position, activity or relation.

Exceptions to this obligation of reserve shall be qualified by the Legal Division and/or the Global Compliance Division, as applicable, when so authorized by the customer, when a response is given to a request made under the law by a judicial or administrative authority, or when ordered or permitted by law.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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2)	GENERAL OBLIGATIONS

All Persons Affected by this Policy shall comply with the following obligations and prohibitions:

a)	They may not use insider trading for their own or a third-party benefit.

b)	They may not acquire or dispose for themselves, third parties, or the Bank, directly or through third parties, securities on which they possess insider trading.

c)	They may not use insider trading for their gain or to avoid losses through any type of transaction in securities to which it relates, or with instruments whose profitability is determined by those securities.

d)	They shall refrain from communicating such information to third parties, or from recommending the acquisition or disposal of the aforementioned securities, ensuring that this does not occur through their subordinates or trusted third parties.

e)	They shall not be able to act by interposita persona.

f)	Neither they, nor their subordinates or trusted third parties, may carry out an operation using Insider Trading, either by acquiring or transferring, on their own behalf or on behalf of another, directly or indirectly, the securities to which that information refers, or canceling or modifying an order relating to those securities. Likewise, they will refrain from communicating said information to third parties or from recommending the acquisition or disposal of the aforementioned securities.

3)	SPECIAL OBLIGATIONS

Managers, chief executives, and other workers of the Bank covered shall comply with the following provisions:

a)	They may not dispose of shares, bonds of local issuers, or securities issued abroad and those that are representative of local securities such as ADRs, within a period of 30 calendar days from their acquisition (“holding period”), unless within that period the respective instrument has fallen in price by 15% or more.

b)	They shall execute their transactions through Banchile Corredores de Bolsa S.A. when required to act through a securities intermediary, without prejudice to the provisions of number 6) below.

c)	They shall report to the Global Compliance Division to add to the restricted list below any client transactions that they become aware of in the course of their role, which are considered insider trading.

d)	They must inform the Global Compliance Division of any acquisition or disposal of securities carried out by them, their spouse, civil partner, cohabitant, minor children and persons over whom they exercise guardianship, any person who lives in the same domicile, and companies in which it has decisive influence on decisions to purchase or sell securities.

e)	They must comply in a timely manner with the obligation to report under the legal regulations, supplementary regulations, and the policies and procedures approved by the Board of Directors.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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The obligations set out in numbers 1), 2) and 3) above apply to the Securities of Banco de Chile, as well as other issuers registered in the Registro de Valores [Securities Registry] of the CMF. These obligations are expressly excluded from investments in shares of mutual funds or investments (contributions and redemptions), Exchange Traded Funds (“ETFs”), securities of foreign issuers, and those made in the Mercado de Valores Extranjeros en Chile [Foreign Securities Market in Chile (“MVE”).

4)	PERIODS OF MANDATORY BLACK-OUT OF SECURITIES OF BANCO DE CHILE

A.	Quarterly and Annual Black-Out Periods

Under the provisions of article 16 of the Securities Market Law 18.045, board members, advisors of the Board of Directors, general manager, division managers, managers, chief executives, and those who by reason of their position or functions perform or participate in the preparation, or have access to Banco de Chile´s financial statements, as well as their spouses, civil partners, cohabitants and relatives up to the second degree of consanguinity or affinity, as well as entities controlled directly by them or through third parties, may not be able to carry out, directly or indirectly, transactions on securities issued by Banco de Chile, within 30 days before the disclosure of the quarterly and annual financial statements of the Bank .

For these purposes, the schedule for the publication of these financial statements shall be reported on the Banco de Chile website1.

B.	Monthly Black-Out Period:

In addition, those who have or may have access to the financial reports of the Bank (monthly statement of financial position and statement of profit and loss included), before their public disclosure, may not carry out transactions in Securities issued by Banco de Chile, for the period between the sixth day of each month and the time when the results of the previous month have been disclosed to the general public, either by the CMF or by the Bank itself.

This restriction will affect board members and advisors of the Board of Directors of Banco de Chile, the general manager, division managers, and those who by reason of their role or position perform or participate in the elaboration or have access to the aforementioned financial reports.

Without prejudice to the foregoing, persons who, by their position, have access to or can access financial information in advance of the date indicated above, either because they are directly involved in its preparation, or because they participate in its initial approval, shall be subject to a special black-out period which shall commence on the first day of each month until the time when the results of the previous month are disclosed to the general public in the manner indicated above.

[1]	https://portales.bancochile.cl/nuestrobanco/es/investor-relations/calendario

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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In addition, the General Manager may temporarily prohibit the execution of specific transactions on securities issued by Banco de Chile concerning persons who, through their activities, have access to insider trading about them, in specific circumstances, such as negotiations of mergers or takeovers.

Transactions Affected: Transactions affected by the obligations and prohibitions referred to in paragraphs A) and B) above correspond to those for which Securities issued by Banco de Chile or securities whose price or yield depends on or is conditioned are subscribed, acquired, or disposed of, directly or indirectly, in whole or in a significant part, to the variation or evolution of the price of those securities. The foregoing includes, in addition, future contracts and options on such shares or securities.

5)	NO PREVIOUS OBJECTION

The General Manager may provide that certain workers who, because of their duties, possess or may have access to Insider trading of the Bank or of other issuers of publicly offered securities, must request a “No Objection” authorization from the Global Compliance Division before the purchase or sale of their securities by them or their spouses, civil partners, cohabitants and relatives up to the second degree of consanguinity or affinity, as well as entities controlled directly by them or through third parties.

Authorizations must be requested before the transaction and will be valid for the day on which it is requested. If the operation is not consummated, a new request should be submitted.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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6)	PORTFOLIO MANAGEMENT (“PM”)

By way of exception, the persons referred to in paragraph 3) above shall not be affected by the obligations set out therein with regard to transactions made under a portfolio management contract (“PM”), where the following requirements are met:

a)	The acquisition or investment decisions are taken in full by the portfolio manager. In the case of a PM contract in which such decisions are made by the customer, the Persons Affected by this Policy must comply with it in each of the investments that are made, as if such investments were made directly by the customer.

b)	That the securities issued by Banco de Chile are expressly excluded from the managed portfolio.

c)	The minimum amount of initial investment capital is at least $400,000,000.

d)	It consists of a portfolio manager registered in the relevant registry of the CMF.

e)	The portfolio manager undertakes to report the purchase or sale of securities on the same day as their execution.

f)	That respective portfolio manager attests compliance with the conditions indicated in this paragraph to the Global Compliance Division, under the form prepared by that Division.

g)	That it is a recognized portfolio manager (to be identified in the Personal Investments Procedure).

Only the General Manager has the power to authorize a worker affected by this Policy to engage the services of a portfolio manager.

This does not prevent compliance with the obligation to report under applicable laws and regulations.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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7)	DISSEMINATION, TRAINING AND VIOLATIONS

The Global Compliance Division shall be responsible for disseminating and training the Persons Affected by this Policy in compliance with it, as well as to take notice of any violations thereof. Infringements committed by managers, chief executives, and other workers of the Bank shall be sanctioned by the provisions of the Internal Rules of Order, Health and Safety. Violations committed by persons who do not possess such capacities shall be reported to the General Manager or the Board of Directors, as appropriate.

IV.- SPECIAL RULES

1)	INFORMATION BARRIERS

In order to prevent the flow of confidential information from those areas that have access to it, the following obligations and prohibitions are established and to which the workers of the Bank shall be subject:

a)	Those who by reason of their position or function should not necessarily have access to insider trading must refrain from attempting to obtain it from those who do have access to it. In particular, they are not authorized to access files or databases containing confidential information.

b)	Those who by reason of their position or functions have access to insider trading should refrain from disclosing confidential information of issuers of publicly offered securities even to other employees of the same Institution, with the exception, in the latter case, when it is necessary by reason of labor relations within the Institution, in which case the person who discloses the information must communicate that the information is confidential. The person receiving the information shall refrain from participating in any decision to buy or sell securities issued by that issuer while in possession of confidential information from the issuer.

2)	TREASURY

Due to the nature of the functions carried out by persons performing any work related to operations generically referred to as Money Desks, the following principles and guidelines of conduct applicable to the operators of such areas are hereby established:

a)	Their actions must comply with the laws, regulations, and general provisions issued by the competent authorities, as well as with the regulations of the stock exchanges that are applicable

b)	They must develop fair professional conduct that leads to a transparent and orderly market, refraining from engaging in activities that create false conditions of demand or supply that influence prices or that affect or interrupt the normal operations in the financial market without justification.

c)	They must act impartially and in good faith.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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d)	They shall avoid conflicts of interest as defined in subparagraph II (d) above.

e)	They must safeguard non-public information from customers and the Bank.

3)	FINANCIAL ADVISORY

The obligations and prohibitions established in this Policy apply to the subsidiary Banchile Asesoria Financiera S.A.

Moreover, the nature of the business developed by such subsidiary involves permanent access to non-public information from third parties, and possible conflicts of interest may arise. Given the sensitivity of these transactions, the following specific controls are established:

Transactional Team: Whenever the Financial Advisory becomes aware of the existence of a potential transaction, and as of the dispatch of a proposal, the Financial Advisory must inform the Global Compliance Division of the following:

a)	Members of the transactional team, including the area to which they belong.

b)	Parties involved.

c)	Type of Transaction

d)	Date of the Proposal.

e)	If it exists, the name of the project.

It is strictly prohibited for persons of the transactional team to conduct transactions that relate to securities issued by the restricted list or companies.

In the event that additional persons incorporate into the transactional teams, they will be notified and will have the same constraints to operate with securities as such companies.

Restricted list: Based on the information received, the Global Compliance Division shall prepare a list of pending proposals that will maintain in a confidential manner.

In the event that the Bank or its subsidiaries act in more than one role in a prospective transaction, it must ensure that there is a transactional team for each role, to avoid a possible conflict of interest. In this or in other situations where a conflict of interest may arise, the Global Compliance Division should be consulted.

V.-	OBLIGATIONS TO REPORT

The Bank shall identify those persons who are affected by the obligation to report all acquisitions or disposals of securities, providing for the personal investment procedure that regulates this obligation. The respective procedure may exclude from the obligation to report transactions on certain securities, in accordance with the rules in force.

In addition, any person holding a head position in the Bank must inform the Global Compliance Division of transactional behaviors that become known to such person from employees, that are not consistent with the activity carried out by them, and with the information to which they access by reason of their position. The Bank, for its part, shall inform the CMF of the transactions that it becomes aware of in accordance with the current regulations.

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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The Global Compliance Division shall develop an “Insider Trading and Personal Investment Management Procedure” which shall contain the rules relating to the practical implementation of this Policy and, especially, it shall regulate:

a)	Obligations to report transactions of publicly offered securities issued by Banco de Chile or the companies of the holding group to which it belongs (articles 12, 16, and 17 LMV);

b)	The obligation to report changes in the share position of certain persons in shares of the main suppliers, debtors, or competitors of Banco de Chile (Article 18 LMV); and,

c)	The obligation to inform the persons affected by insider trading of any transaction of publicly traded securities (Article 171 LMV).

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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VI.- GOVERNANCE OF THE DOCUMENT

Owner of the document:	Luis Ricardo Lagos Leon
Position of the Responsible:	Regulatory Compliance Manager.
Person in charge of the Policy:	Luis Ricardo Lagos Leon
Periodicity of review:	Annual
Document path:	Sitio Normativa/ Biblioteca Políticas/ División Global de Cumplimiento

VII.- REFERENCE OF DOCUMENTS

Code	Document name:	Published in Regulatory Site
P.530	Procedure of Management of insider trading and Personal Investments.	YES
D.04	Manual for the use of Information of Interest to the Market;	YES
N/A	Law No. 18.045 Securities Market Act [Ley de Mercado de Valores] (“LMV”) o Title III, Article 12 o Title IV, Articles 16, 17 and 18 o Title XXI. Article 165 o Title XXI. Article 171	No
N/A	Chapter 18-11 of the Restated Regulations for Banks of the CMF:	No
N/A	Norma de Caracter General [General Rule] No. 269, No. 270 and No. 278 of the CMF	No
N/A	Norma de Caracter General [General Rule] No. 69 of the CMF.	No
N/A	Circular No. 1237 of 2003 of the CMF	No
N/A	Circular No. 1003 of 2003 of the CMF	No

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INSIDER TRADING PREVENTION AND PERSONAL INVESTMENT MANAGING POLICY BANCO DE CHILE AND SUBSIDIARIES	March 2024	Code No. D.012
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VII.- VERSION CONTROL

Version	Division or Responsible in charge	Amendments	Date of approval	Approved by
V1.0	Global Compliance Division	Submitted without changes. Update of validity	28 November 2019	Meeting of the Board No. 2912
V2.0	Global Compliance Division	Revision of the time limits in relation to the black-out period, that is, the period in which the purchase or sale of shares of Banco de Chile is prohibited.	27 February 2020	Meeting of the Board No. 2917
V3.0	Global Compliance Division	Revision of Title III. Normas de Caracter General [General Rules] 4) Period of mandatory black-out of securities Banco de Chile.	27 May 2021	Meeting of the Board No. 2946
V4.0	Global Compliance Division	Revision and update of the Policy.	27 January 2022	Meeting of the Board No. 2962
V5.0	Global Compliance Division	Submitted without changes. Update of validity	22 December 2022	Meeting of the Board No. 2981
V6.0	Global Compliance Division	Submitted without changes. Update of validity	28 December 2023	Meeting of the Board No. 3002
V7.0	Global Compliance Division
		Restrictions are incorporated into the items of General Obligations and Particular Obligations that are related to prohibited conduct and restrictions that apply to people who possess insider trading (new article 165 LMV). Likewise, the status of civil partner is added to the catalog of people covered by transactional restrictions and black-outs and finally, changes in form and wording are included, as well as references to CMF regulations.	28 March 2024	Meeting of the Board No. 3007

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